UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 26, 2016, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Rubicon Technology, Inc. (“Rubicon”) approved the expansion of the size of the Board from five to six members and the appointment of Timothy E. Brog as a new Class II director. Mr. Brog’s initial term started immediately upon Board approval and will expire at the 2018 annual meeting of Rubicon’s stockholders.

There is no arrangement or understanding between Mr. Brog and any other person pursuant to which Mr. Brog was selected as a director and there are no transactions that would be reportable under Item 404(a) of Regulation S-K.

The Board now consists of six directors, five of whom are independent, including Mr. Brog. The Board has not determined at this time the Board committees, if any, to which Mr. Brog will be appointed.

In connection with Mr. Brog’s appointment as a director, Mr. Brog received a one-time equity compensation grant on May 26, 2016 (the “Date of Grant”) of 73,529 shares of restricted common stock of Rubicon with an estimated value of $50,000 on the Date of Grant (the “Appointment Stock Grant”). The Appointment Stock Grant vests in equal installments on each of the first three anniversaries of the Date of Grant, so long as Mr. Brog continuously serves as a director on the Board from the Date of Grant through each such anniversary date, subject to the Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (the “2007 Plan”) and the standard form restricted stock agreement utilized by Rubicon. Although the estimated value of the Appointment Stock Grant was $50,000 on the Date of Grant, the actual value of the award to Mr. Brog will depend upon the performance of Rubicon’s common stock between the Date of Grant and the vesting date. To provide liquidity for Mr. Brog to pay income taxes with respect to the Appointment Stock Grant, Mr. Brog will receive a one-time cash payment of $50,000, payable in three equal annual installments on each of the first three anniversaries of the Date of Grant and subject to the same restrictions as the vesting of the Appointment Stock Grant. In accordance with Rubicon’s compensation policy applicable to all non-employee directors, Mr. Brog will receive an annualized base fee of $70,000 for his service on the Board, payable in installments at the end of each remaining full calendar quarter in 2016 in an equal combination of cash and restricted common stock of Rubicon. The restricted common stock issued to Mr. Brog as part of his base fee will be subject to the terms and conditions set forth in the 2007 Plan and the standard form restricted stock agreement utilized by Rubicon. In the event Mr. Brog is appointed to any committees of the Board, he will receive additional committee service compensation in accordance with Rubicon’s non-employee director compensation policy. The current Board committee service compensation amounts are disclosed in Rubicon’s 2016 definitive proxy statement on Schedule 14A filed on May 18, 2016.

Item 8.01	Other Events.

On May 31, 2016, Rubicon issued a press release announcing the appointment of Mr. Brog to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.
Dated: May 31, 2016
	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 31, 2016.